Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 33-9563, 33-9986, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-60487, 333-09367, 333-47961, 333-48153, 333-76715, 333-76717, 333-76765, 333-40818 and 333-40824) of Owens Corning of our report dated February 21, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Toledo, Ohio

February 22, 2006